SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

ZAGG Inc
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Separation and Release of Claims Agreement and Executive Consulting Agreement

As previously reported, on August 17, 2012, the Board of Directors of ZAGG Inc (the “Registrant”) accepted the resignation of Robert G. Pedersen II as Chairman and Chief Executive Officer of the Registrant, as well as from any and all other roles or positions within the Registrant and as an officer, director, or employee.

The Registrant also reported that the Registrant and Mr. Pedersen entered into a preliminary agreement relating to the terms of Mr. Pedersen’s departure from the Registrant, including preliminary terms of a consulting agreement and a separation agreement.  The Registrant reported that it would disclose the definitive versions of such agreements upon their final agreement and execution.

An overview and summary of the separation agreement and the consulting agreement between the Registrant and Mr. Pedersen follows.  The summaries of the terms and conditions of the separation agreement and the consulting agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

Separation and Release of Claims Agreement

On September 28, 2012, the Registrant and Mr. Pedersen entered into a definitive Separation and Release of Claims Agreement (the “Separation Agreement”) relating to Mr. Pedersen’s resignation from positions with the Registrant.

Pursuant to the Separation Agreement:

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Mr. Pedersen affirmed his resignation as CEO and Chairman of the Board, and from any and all other roles or positions within the Registrant, and the Registrant agreed that Mr. Pedersen may continue to serve as Chairman of the Board of Directors of HzO, Inc, where he serves at the pleasure of the Registrant;

-	The Registrant agreed to pay for Mr. Pedersen’s normal and customary cell phone charges through August 16, 2014;
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Mr. Pedersen agreed to abide by the duties and obligations contained in sections 2 – 4 and 7 – 10 of the Employment Agreement agreed to while Consultant was the Chief Executive Officer and the Chairman of its Board of Directors of the Company (an unsigned form of which was attached to the Separation Agreement to provide the agreed-upon terms), including but not limited to the covenants and obligations related to confidentiality and nondisclosure, assignment of developments, and noncompetition;

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Mr. Pedersen also agreed to return to the Registrant any and all Registrant property and/or confidential information of the Registrant that still is in Consultant’s possession, custody or control ,excluding certain property identified in the Separation Agreement;

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The Registrant agreed to revise the vesting of certain of Mr. Pedersen’s restricted stock awards and unvested options, as follows:  Mr. Pedersen’s 53,333 unvested restricted stock award dated March 2, 2011, shall vest 26,666 shares on March 2, 2013 pursuant to the award’s original vesting schedule, and 26,667 shares on August 17, 2013, each subject to his continued service under the Consulting Agreement (discussed below); Mr. Pedersen’s 31,666 unvested options dated February 5, 2010, shall vest on February 5, 2013 pursuant to the award’s original vesting schedule, subject to his continued service under the Consulting Agreement; and Mr. Pedersen’s 73,958 unvested restricted stock award dated January 30¸ 2012, shall continue to vest pursuant to the terms thereof and subject to his continued service under the Consulting Agreement;

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Mr. Pedersen released the Registrant from any and all claims existing as of the date of Mr. Pedersen’s resignation from the Registrant, and the Registrant released Mr. Pedersen from any and all claims existing as of the date of Mr. Pedersen’s resignation;

-	In consideration of Mr. Pedersen entering into the Separation Agreement, the Registrant agreed to enter into a consulting agreement with Mr. Pedersen, discussed below.

Executive Consulting Agreement

Additionally, on September 28, 2012, the Registrant and Mr. Pedersen entered into an Executive Consulting Agreement (the “Consulting Agreement”).

Pursuant to the Consulting Agreement:

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The Registrant agreed to engage Mr. Pedersen as a consultant through August 16, 2013, unless the Consulting Agreement is earlier terminated pursuant to its terms or upon the death of Mr. Pedersen, provided, however, that the Registrant and Mr. Pedersen may agree to extend the term of the Consulting Agreement;

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Mr. Pedersen agreed to provide consulting services to the Registrant including services related to current and historical finances and operations; relationships with suppliers, customers, and vendors; product development; marketing and distribution; representation of the Registrant at public appearances; and participation in the Registrant’s meetings as an independent contractor on projects and matters as requested by the Chairperson of the Board of the Registrant (collectively, the “Services”);

-	As consideration for the Services, the Registrant agreed to pay to Mr. Pedersen an aggregate amount of $910,000, to be paid in 12 equal monthly installments;
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The Registrant also agreed to reimburse Mr. Pedersen’s health and life insurance premiums during the term of the Consulting Agreement and for a period of twelve months thereafter provided that Mr. Pedersen complies with the terms described in the Consulting Agreement;

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Mr. Pedersen agreed to perform the Services in substantially the same manner, nature and quality as such services were provided by Mr. Pedersen to the Registrant immediately prior to Mr. Pedersen’s resignation;

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The Registrant and Mr. Pedersen agreed that all conflicts relating to Mr. Pedersen’s availability or the scope of the required Services would be resolved directly with the Registrant’s CEO or the Chairperson of its Board of Directors;

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The Consulting Agreement may be terminated early by the Registrant for certain stated reasons, including but not limited to the revocation by Mr. Pedersen of the Separation Agreement; Mr. Pedersen's engaging in conduct that is in bad faith and materially injurious to the Registrant; or Mr. Pedersen’s engaging in any gross, willful or wanton negligence, intentional misconduct, or conduct that jeopardizes the reputation of the Registrant or its relationship with its vendors or customers; and

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In the event of early termination of the Consulting Agreement, the Registrant agreed to pay all consulting fees earned as of the date of the termination, but will not be liable for any remaining consulting fees and will not request that Mr. Pedersen provide the Services following such early termination.

As noted above, the foregoing summaries of the terms and conditions of the Separation Agreement and the Consulting Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement dated September 28, 2012

10.2	Executive Consulting Agreement dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Date: October 4, 2012

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